UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2011, our Board of Directors (the “Board”) appointed Anne R. Pramaggiore as a member of the Board, to serve as a Class I director and as a member of the Audit & Finance Committee and the Governance Committee. Ms. Pramaggiore serves as President and Chief Operating Officer of Commonwealth Edison Company, a subsidiary of Exelon Corporation.

In accordance with our non-employee director compensation program, Ms. Pramaggiore will receive (1) an annual retainer of $45,000, which will be prorated based on her service period, payable quarterly in advance and (2) meeting fees of $2,500 for each board meeting personally attended, $1,750 for each committee meeting personally attended and $1,000 for each Board and committee meeting attended by telephone. In addition, upon her appointment, Ms. Pramaggiore received a grant of 1,957 shares of our common stock (representing the prorated amount of the 2010 stock grant awarded to non-employee directors under our director compensation program).

Ms. Pramaggiore does not have any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Ms. Pramaggiore and any other person pursuant to which she was appointed as a director.

A copy of our press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

January 21, 2011

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